UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2026
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

_____________________

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BDC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with the consummation on July 1, 2026 of the transactions (the “RUCKUS Acquisition”) contemplated by that certain Purchase Agreement, dated as of April 29, 2026 (the “Purchase Agreement”), between Belden Inc., a Delaware corporation (the “Company”), and Vistance Networks, Inc., a Delaware corporation (“Vistance”), pursuant to which the Company acquired the RUCKUS reporting segment of Vistance.

Item 1.01.     Entry into a Material Definitive Agreement.

In connection with consummation of the RUCKUS Acquisition, on July 1, 2026, Company”), and certain of its U.S. subsidiaries, the Lenders (as defined below) and the Administrative Agent (as defined below) entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) by and among the Company, as the borrower, certain U.S. subsidiaries of the Company party thereto as guarantors, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and a syndicate of lenders (the “Lenders”). Pursuant to the Term Loan Credit Agreement, the Lenders provided the Company with a $1,850.0 million senior secured term loan credit facility upon the terms and conditions set forth in the Term Loan Credit Agreement (the “Term Loan Credit Facility”). The Term Loan Credit Facility bears interest either, at the Company’s election, at term SOFR plus 2.25% or a base rate plus 1.25% per annum. The Term Loan Credit Facility amortizes 0.25% per quarter and matures on July 1, 2033.

The Term Loan Credit Agreement contains customary representations, warranties and affirmative covenants. The Term Loan Credit Agreement also contains customary negative covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and liens; engage in investments and dispositions; and engage in transactions with affiliates. In addition, the Term Loan Credit Agreement limits certain payments, including dividends. Borrowings under the Term Loan Credit Agreement are permitted to be voluntarily prepaid by the Company. The Term Loan Credit Agreement also contains customary events of default. The Lenders may accelerate repayment of the loans under the Term Loan Credit Agreement if an event of default occurs thereunder.

Additionally, the Term Loan Credit Agreement may require mandatory prepayments of outstanding loans under the Term Loan Credit Agreement upon certain conditions, subject to certain thresholds and exceptions set forth in the Term Loan Credit Agreement. The obligations under the Term Loan Credit Agreement are guaranteed by certain of the Company’s U.S. subsidiaries and are secured by a lien on substantially all of the assets of the Company and the guarantors, subject to customary exceptions and exclusions.

Proceeds of the Term Loan Credit Facility were utilized to fund the purchase price for the RUCKUS Acquisition, fees and expenses.

The foregoing description of the Term Loan Credit Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to the Term Loan Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01.

The representations and warranties contained in the Term Loan Credit Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Term Loan Credit Agreement; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Term Loan Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

The Lenders that are parties to the Term Loan Credit Agreement and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates have provided, and may in the future provide, certain of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

In addition, in connection with the RUCKUS Acquisition, certain acquired entities were joined as guarantors under the Company’s existing revolving credit facility.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Explanatory Note is incorporated by reference into this Item 2.01. On July 1, 2026, the Company and Vistance consummated the RUCKUS Acquisition pursuant to the Purchase Agreement. Upon consummation of the RUCKUS Acquisition, the Company paid approximately $1.87 billion in cash, net of cash acquired and subject to customary post-closing adjustments. The press release announcing the Company’s completion of the acquisition of RUCKUS is attached hereto as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K with respect to the Term Loan Credit Agreement is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired

The Company intends to file the financial statements relating to the acquisition described in Item 2.01 above under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information

The Company intends to file pro forma financial information relating to the acquisition described in Item 2.01 above under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit Number	Description

10.1*
Term Loan Credit Agreement, dated as of July 1, 2026, by and between Belden Inc., as borrower, certain of its U.S. subsidiaries, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and certain other lenders party thereto.

99.1	Press Release, dated July 1, 2026
104	Cover Page Interactive Data File for this Current Report on Form 8-K, formatted as Inline XBRL

*    Schedules and exhibits have been omitted pursuant to Item 601 (a)(5) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request. Certain confidential information has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such excluded information is not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: July 1, 2026	By:	/s/ Brian E. Anderson
Brian E. Anderson
Executive Vice President and Chief Legal and Risk Officer